Exhibit 99.1

News release

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HP Names Wachovia’s Thompson to Board of Directors

PALO ALTO, Calif., Nov. 17, 2006 – HP today announced that G. Kennedy Thompson, chairman, president and chief executive officer of Wachovia Corp., has been elected to the company’s board of directors.

Thompson is the ninth member of the board and its seventh outside director.  His appointment was effective on Nov. 16, 2006.

“We’re delighted to have Ken Thompson join HP’s board,” said Mark Hurd, HP chairman and chief executive officer. “His strong independence, extensive experience running a large, complex organization, and outstanding character will make him a valued asset to our company.”

Thompson, 55, has served in his current position since 2000. Further biographic information is available at: www.wachovia.com/inside/page/0,,132_155_161,00.html.

Wachovia is the fourth-largest bank in the United States, measured by assets, with $700 billion in assets and 40 international offices.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended Oct. 31, 2006, HP revenue totaled $91.7 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

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© 2006 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

11/2006